                                                                    EXHIBIT 10.6


                                  $130,000,000

                                CREDIT AGREEMENT

                                   dated as of

                                  June 29, 2001

                                 by and between

                                  CERTEGY INC.

                                       and

                            FIRST UNION NATIONAL BANK

                                TABLE OF CONTENTS

                                CREDIT AGREEMENT

ARTICLE I. DEFINITIONS............................................................................................1
----------------------

   SECTION 1.1 Definitions........................................................................................1
   -----------------------
   SECTION 1.2 Accounting Terms and Determinations...............................................................16
   -----------------------------------------------
   SECTION 1.3 References........................................................................................16
   ----------------------
   SECTION 1.4 Use of Defined Terms..............................................................................16
   --------------------------------
   SECTION 1.5 Terminology.......................................................................................16
   -----------------------

ARTICLE II. CREDIT FACILITY......................................................................................16
---------------------------

   SECTION 2.1 Revolving Loans...................................................................................16
   ---------------------------
   SECTION 2.2 Borrowing, Investment Procedures Under Cash Management Arrangement................................17
   ------------------------------------------------------------------------------
   SECTION 2.3 Revolver Note.....................................................................................18
   -------------------------
   SECTION 2.4 Repayment of Revolving Loans......................................................................18
   ----------------------------------------
   SECTION 2.5 Interest..........................................................................................18
   --------------------
   SECTION 2.6 Fees..............................................................................................19
   ----------------
   SECTION 2.7 Termination or Reductions of Commitment...........................................................19
   ---------------------------------------------------
   SECTION 2.8 General Provisions as to Payments.................................................................20
   ---------------------------------------------
   SECTION 2.9 Taxes.............................................................................................20
   -----------------

ARTICLE III. CONDITIONS TO BORROWINGS............................................................................22
-------------------------------------

   SECTION 3.1 Conditions to Initial Revolving Loan..............................................................22
   ------------------------------------------------
   SECTION 3.2 Failure to Fulfill Conditions Precedent...........................................................25
   ---------------------------------------------------
   SECTION 3.3 Conditions to All Revolving Loans.................................................................25
   ---------------------------------------------

ARTICLE IV. REPRESENTATIONS AND WARRANTIES.......................................................................25
------------------------------------------

   SECTION 4.1 Existence; Power..................................................................................25
   ----------------------------
   SECTION 4.2 Organizational Power; Authorization...............................................................25
   -----------------------------------------------
   SECTION 4.3 Governmental Approvals; No Conflicts..............................................................26
   ------------------------------------------------
   SECTION 4.4 Financial Statements..............................................................................26
   --------------------------------
   SECTION 4.5 Litigation and Environmental Matters..............................................................26
   ------------------------------------------------
   SECTION 4.6 Compliance with Laws and Agreements...............................................................27
   -----------------------------------------------
   SECTION 4.7 Investment Company Act, Etc.......................................................................27
   ---------------------------------------
   SECTION 4.8 Taxes.............................................................................................27
   -----------------
   SECTION 4.9 Margin Regulations................................................................................27
   ------------------------------
   SECTION 4.10 ERISA............................................................................................27
   ------------------
   SECTION 4.11 Ownership of Property............................................................................28
   ----------------------------------
   SECTION 4.12 Disclosure.......................................................................................28
   -----------------------
   SECTION 4.13 Labor Relations..................................................................................28
   ----------------------------

   SECTION 4.14 Subsidiaries.....................................................................................29
   -------------------------
   SECTION 4.15 Spin-off.........................................................................................29
   ---------------------
   SECTION 4.16 Primary Credit Agreements........................................................................29
   --------------------------------------
   SECTION 4.17 Indebtedness as of Funding Date..................................................................29
   --------------------------------------------

ARTICLE V. COVENANTS.............................................................................................29
--------------------

   SECTION 5.1 Information.......................................................................................29
   -----------------------
   SECTION 5.2 Inspection of Property, Books and Records.........................................................31
   -----------------------------------------------------
   SECTION 5.3 Existence; Conduct of Business....................................................................31
   ------------------------------------------
   SECTION 5.4 Notices of Material Events........................................................................32
   --------------------------------------
   SECTION 5.5 Use of Proceeds...................................................................................32
   ---------------------------
   SECTION 5.6 Consummation of Spin-off..........................................................................32
   ------------------------------------
   SECTION 5.7 Compliance with Laws; Payment of Taxes............................................................33
   --------------------------------------------------
   SECTION 5.8 Insurance.........................................................................................33
   ---------------------
   SECTION 5.9 Maintenance of Property...........................................................................33
   -----------------------------------
   SECTION 5.10 Transactions with Affiliates.....................................................................33
   -----------------------------------------
   SECTION 5.11 Payment Services Account.........................................................................33
   -------------------------------------
   SECTION 5.12 Cash Management Relationship.....................................................................33
   -----------------------------------------
   SECTION 5.13 Subsidiary Indebtedness..........................................................................34
   ------------------------------------
   SECTION 5.14 Negative Pledge..................................................................................34
   ----------------------------
   SECTION 5.15 Fundamental Changes..............................................................................35
   --------------------------------
   SECTION 5.16 Investments, Loan, Acquisitions, etc.............................................................36
   -------------------------------------------------
   SECTION 5.17 Restricted Payments..............................................................................36
   --------------------------------
   SECTION 5.18 Sale of Assets...................................................................................37
   ---------------------------
   SECTION 5.19 Hedging Agreements...............................................................................37
   -------------------------------
   SECTION 5.20 Amendment to Material Documents..................................................................37
   --------------------------------------------
   SECTION 5.21 Accounting Changes...............................................................................37
   -------------------------------
   SECTION 5.22 Leverage Ratio...................................................................................37
   ---------------------------
   SECTION 5.23 Fixed Charge Coverage Ratio......................................................................37
   ----------------------------------------
   SECTION 5.24 Indebtedness During Transition Period............................................................38
   --------------------------------------------------

ARTICLE VI. DEFAULTS.............................................................................................38
--------------------

   SECTION 6.1 Events of Default.................................................................................38
   -----------------------------

ARTICLE VII. MISCELLANEOUS.......................................................................................40
--------------------------

   SECTION 7.1 Notices...........................................................................................40
   -------------------
   SECTION 7.2 No Waivers........................................................................................41
   ----------------------
   SECTION 7.3 Expenses; Documentary Taxes.......................................................................41
   ---------------------------------------
   SECTION 7.4 Indemnification...................................................................................41
   ---------------------------
   SECTION 7.5 Amendments and Waivers............................................................................41
   ----------------------------------
   SECTION 7.6 Successors and Assigns; Participants..............................................................42
   ------------------------------------------------
   SECTION 7.7 Confidentiality...................................................................................43
   ---------------------------
   SECTION 7.8 Representation by the Lender......................................................................43
   ----------------------------------------

   SECTION 7.9 Georgia Law.......................................................................................43
   -----------------------
   SECTION 7.10 Severability.....................................................................................43
   -------------------------
   SECTION 7.11 Interest.........................................................................................44
   ---------------------
   SECTION 7.12 Interpretation...................................................................................44
   ---------------------------
   SECTION 7.13 Waiver of Jury Trial; Consent to Jurisdiction....................................................45
   ----------------------------------------------------------
   SECTION 7.14 Arbitration......................................................................................45
   ------------------------
   SECTION 7.15 Counterparts.....................................................................................46
   -------------------------
   SECTION 7.16 Source of Funds -- ERISA.........................................................................46
   -------------------------------------
   SECTION 7.17 CCS Agreements and Acknowledgements..............................................................46
   ------------------------------------------------

EXHIBITS
--------

Exhibit A                  Form of Revolver Note
---------

Exhibit B                  Description of Cash Management Arrangement
---------

Exhibit C                  Form of Closing Certificate
---------

Exhibit D                  Form of Opinion of Special Counsel to Borrower
---------

Exhibit E                  Form of Opinion of General Counsel to Borrower
---------


SCHEDULES
---------

Schedule 4.5               Environmental Matters
------------

Schedule 4.14              Subsidiaries
-------------

Schedule 4.17              Funding Date Indebtedness
-------------

Schedule 5.13              Spin-off Date Indebtedness
-------------

Schedule 5.14              Existing Liens
-------------

                                CREDIT AGREEMENT


                  THIS CREDIT AGREEMENT dated as of June 29, 2001, by and between CERTEGY INC. (the "Company" or "Borrower"), a corporation organized under the laws of Georgia, and FIRST UNION NATIONAL BANK, a national banking association ("First Union" or "Lender").

                              STATEMENT OF PURPOSE

         The Borrower has requested that First Union provide the revolving credit facility hereunder. The parties have agreed that the revolving credit facility is to be governed by the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and the agreements, covenants and provisions herein contained and for TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower and First Union hereby agree as follows:


                                   ARTICLE I.

                                   DEFINITIONS

         SECTION 1.1  Definitions. The terms as defined in this Section 1.1
                      -----------
shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

                  "Acquisition" shall mean any acquisition, whether by stock purchase, asset purchase, merger, consolidation or otherwise of a Person or a business line of a Person.

                  "Adjusted Federal Funds Rate" has the meaning set forth in
Section 2.5(a).

                  "Affiliate" of any relevant Person means (i) any Person that directly, or indirectly through one or more intermediaries, controls the relevant Person (a "Controlling Person"), (ii) any Person (other than the relevant Person or a Subsidiary of the relevant Person) which is controlled by or is under common control with a Controlling Person, or (iii) any Person (other than a Subsidiary of the relevant Person) of which the relevant Person owns, directly or indirectly, 20% or more of the common stock or equivalent equity interests. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

                  "Applicable Law" means all applicable provisions of constitutions, laws, statutes, treaties, rules, regulations and orders of all Governmental Authorities and all orders and decrees of all courts and arbitrators.

                  "Assignee" has the meaning set forth in Section 7.6(c).

                  "Authorized Officer" means (i) any of the following officers of the Borrower: president, chief executive officer, vice presidents, chief financial officer, chief operating officer, treasurer, and controller, and (ii) any other officers of the Borrower as the Borrower may notify the Lender in writing from time to time.

                  "Borrower" shall have the meaning assigned thereto in the preamble hereof.

                  "Borrowing" means a borrowing hereunder consisting of Revolving Loans made to the Borrower by the Lender.

                  "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia or North Carolina are authorized by law to close.

                  "Capital Lease Obligations" of any Person shall mean all obligations of such Person to pay rent or other amounts under any lease (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Capital Stock" means any nonredeemable capital stock of a Person (to the extent issued to another Person), whether common or preferred.

                  "Cash Management Arrangement" means the cash management and line of credit product of the Lender provided to the Borrower and CCS as described in Exhibit B hereto (as such Exhibit may be modified, amended or
             ---------
replaced from time to time), as such product may be altered, amended or modified from time to time, together with any agreement now existing or hereafter entered into between the Lender (or any of its affiliates) and the Borrower and/or CCS, and any service now or hereafter provided by the Lender (or any of its affiliates) to or on behalf of the Borrower and/or CCS in connection therewith, and any similar product of the Lender (or any of its affiliates) agreed to by the Borrower as providing the operational means of implementing the Borrower's usage of the Revolver and Revolving Loans thereunder and providing the mechanism for payment to the Lender of the Obligations arising under or in connection with the Revolver and the Revolving Loans thereunder.

                  "CCS" means Equifax Card Services, Inc., a corporation organized under the laws of Florida, whose name will be changed to Certegy Card Services, Inc. as part of the Spin-off.

                  "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. s.s 9601 et. seq. and its implementing regulations and amendments.

                  "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

                  "Change in Control" shall mean the occurrence after the Spin-off Closing Date of one or more of the following events: (a) any sale, lease, exchange or other transfer (in a single transaction or a series of related transactions) of all or substantially all of the assets of the Borrower to any Person or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder in effect on the date hereof), (b) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or "group" (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of 30% or more of the outstanding shares of the voting stock of the Borrower; or (c) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the current board of directors (as in effect immediately after the consummation of the Spin-off) or (ii) appointed by directors so nominated.

                  "Closing Certificate" has the meaning set forth in Section 3.1(h).

                  "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.

                  "Commitment" means the Commitment of the Lender to make Revolving Loans under the Revolver in an aggregate outstanding principal amount not to exceed at any time One Hundred Thirty Million Dollars ($130,000,000).

                  "Company" shall have the meaning assigned thereto in the preamble hereto.

                  "Consolidated EBIT" shall mean, for the Borrower and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest

Expense, (ii) income tax expense and (iii) all other non-cash charges, determined on a consolidated basis in accordance with GAAP in each case for such period.

                  "Consolidated EBITDA" shall mean, for the Borrower and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated Net Income for such period plus (b) to the extent deducted in determining Consolidated Net Income for such period, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation and amortization and (iv) all other non-cash charges, determined on a consolidated basis in accordance with GAAP in each case for such period.

                  "Consolidated EBITDAR" shall mean, for the Borrower and its Subsidiaries for any period, an amount equal to the sum of (a) Consolidated EBITDA and (b) Consolidated Lease Expense.

                  "Consolidated Fixed Charges" shall mean, for the Borrower and its Subsidiaries for any period, the sum (without duplication) of (a) Consolidated Interest Expense for such period and (b) Consolidated Lease Expense for such period.

                  "Consolidated Interest Expense" shall mean, for the Borrower and its Subsidiaries for any period determined on a consolidated basis in accordance with GAAP, the sum of (i) total interest expense, including without limitation the interest component of any payments in respect of Capital Lease Obligations capitalized or expensed during such period (whether or not actually paid during such period) plus (ii) the net amount payable (or minus the net amount receivable) under Hedging Agreements during such period (whether or not actually paid or received during such period).

                  "Consolidated Lease Expense" shall mean, for any period, the aggregate amount of fixed and contingent rentals payable by the Borrower and its Subsidiaries with respect to leases of real and personal property (excluding Capital Lease Obligations) determined on a consolidated basis in accordance with GAAP for such period.

                  "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, but excluding therefrom (to the extent otherwise included therein) (i) any extraordinary gains or losses, (ii) any gains attributable to write-ups of assets and (iii) any equity interest of the Borrower or any Subsidiary of the Borrower in the unremitted earnings of any Person that is not a Subsidiary and (iv) any income (or loss) of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any Subsidiary on the date that such Person's assets are acquired by the Borrower or any Subsidiary.

                  "Consolidated Subsidiary" shall mean, at any date, any Person that, in accordance with GAAP, would be consolidated in the Borrower's consolidated financial statements on such date.

                  "Consolidated Total Assets" shall mean, at any time, the total assets of the Borrower and is Consolidated Subsidiaries, determined on a consolidated basis, in accordance with GAAP.

                  "Consolidated Total Debt" shall mean, at any time, without duplication, the sum of (i) all then currently outstanding obligations, liabilities and indebtedness of the Borrower and its Subsidiaries on a consolidated basis of the types described in the definition of Indebtedness (other than the type described in clause (xi) of the definition thereof), including, but not limited to, all obligations under the Loan Documents and the Primary Credit Agreements plus (ii) all Indebtedness of any Permitted Securitization Subsidiary.

                  "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Default Rate" means, with respect to the Revolving Loans, on any day, the sum of two percent (2%) plus the then highest Interest Rate which may be applicable to the Revolving Loans hereunder (irrespective of whether any such type of Revolving Loans are actually outstanding hereunder).

                  "Distribution Agreement" means that certain Distribution Agreement Plan of Reorganization and Distribution between the Borrower and Equifax, substantially in the form attached to the Form 10 Filing.

                  "Dollars" or "$" means dollars in lawful currency of the United States of America.

                  "Environmental Laws" shall mean all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by or with any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, Release or threatened Release of any Hazardous Material or to health and safety matters.

                  "Environmental Liability" shall mean any liability, contingent or otherwise (including any liability for damages, costs of environmental investigation and remediation, costs of administrative oversight, fines, natural resource damages, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) any actual or alleged exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equifax" means Equifax Inc., a Georgia corporation.

                  "Equifax Credit Agreement" means that certain Credit Agreement, dated as of December 22, 1997, between Equifax and the Lender, as amended.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

                  "ERISA Affiliate" shall mean any trade or business (whether or not incorporated), which, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for the purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code

                  "ERISA Event" shall mean (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived and other than an event triggered by the Spin-off); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator appointed by the PBGC of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Event of Default" has the meaning set forth in Section 6.1.

                  "Execution Date" means the date of this Agreement.

                  "Federal Funds Rate" means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent (1%)) equal to the weighted average of the rates on overnight federal funds transactions with member banks of the Federal Reserve System arranged by federal funds brokers, as published for such day (or if such day is not a Business Day, then on the next preceding Business Day) by the Federal Reserve Bank of Atlanta, or if such rate is not so published for any day which is a Business Day, then the average of the quotations for such day on such transactions received by First Union from three federal funds brokers of recognized standing selected by First Union.

                  "First Union" shall have the meaning assigned thereto in the preamble hereto.

                  "Fiscal Quarter" means any fiscal quarter of the Borrower.

                  "Fiscal Year" means any fiscal year of the Borrower.

                  "Fixed Charge Coverage Ratio" shall mean, for any period of four consecutive fiscal quarters of the Borrower, the ratio of (a) Consolidated EBITDAR for such period to (b) Consolidated Fixed Charges for such period. For fiscal quarters ending prior to the Spin-off Closing Date relevant to the calculation of this ratio, pro forma effect shall be given to the Spin-off.

                  "Form 10 Filing" shall mean the registration statement on Form 10 filed by the Borrower with the Securities and Exchange Commission in respect of the Spin-off on April 3, 2001, as amended on May 18, 2001 and June 11, 2001.

                  "Funding Date" has the meaning set forth in Section 3.1.

                  "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.2, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

                  "Governmental Authority" means any nation, province, state or political subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

                  "Guarantee" of or by any Person (the "guarantor") shall mean any legally binding obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly and including any obligation, direct or indirect, of the guarantor (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued in support of such Indebtedness or obligation; provided, that the term
                                                      --------
"Guarantee" shall not include endorsements for collection or deposits in the ordinary course of business. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which Guarantee is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "Hedging Agreements" shall mean interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts, commodity agreements and other similar agreements or arrangements designed to protect against fluctuations in interest rates, currency values, stock values or commodity values.

                  "Indebtedness" of any Person shall mean, without duplication
(i) obligations of such person for borrowed money, (ii) obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such person in respect of the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business on terms customary in the trade), (iv) obligations of such Person under any conditional sale or other title retention agreement(s) relating to property acquired by such Person, (v) Capital Lease Obligations of such Person, (vi) obligations, contingent or otherwise, of such person in respect of letters of credit, acceptances or similar extensions of credit, (vii) guaranties by such Person of the type of indebtedness described in clauses (i) through (v) above,
(viii) all indebtedness of a third party secured by any Lien on property owned by such Person, whether or not such indebtedness has been assumed by such Person, (ix) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any common stock of such Person, (x) off-balance sheet liability retained in connection with asset securitization programs, Synthetic Leases, sale and leaseback transactions or other similar obligations arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the consolidated balance sheet of such Person and its Subsidiaries, and (xi) obligations under any interest rate Hedging Agreement or foreign exchange agreement. For purposes of determining Indebtedness under clause (xi) the obligations of the Borrower or any Subsidiary in respect to any hedge agreement or foreign exchange agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such subsidiary would be required to pay if such hedging agreement were terminated at such time.

                  "Information Statement" means that certain Preliminary Information Statement filed as Exhibit 99.1 to the Form 10 Filing.

                  "Intercompany Loans" means the simultaneous intercompany loans made by the Borrower to CCS with the proceeds of each Revolving Loan advance hereunder, for the sole purpose of allowing CCS to finance working capital needs caused by daily funding requirements associated with the CCS credit and debit card operations.

                  "Interest Rate" means the Prime Rate, the Adjusted Federal Funds Rate or the LIBOR Rate as determined pursuant to Section 2.5(a).

                  "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

                  "Lender" shall have the meaning assigned thereto in the preamble hereof.

                  "Lending Office" means Lender's office located at its address set forth on the signature pages hereof or such other office as such Lender may hereafter designate as its Lending Office by notice to the Borrower.

                  "Leverage Ratio" shall mean, as of any date of determination with respect to the Borrower, the ratio of (i) Consolidated Total Debt as of such date to (ii) Consolidated EBITDA for the four fiscal quarters then ending. For fiscal quarters ending prior to the Spin-off Closing Date relevant to the calculation of this ratio, pro forma effect shall be given to the Spin-off.

                  "LIBOR" means the LIBOR Market Index Rate which, for any day, is the rate for one month Dollar deposits as reported on Telerate page 3750 as of 11:00 a.m., London time, on such day, provided that if such day is not a
                                         --------
London Business Day, on the immediately preceding London Business Day (or if not so reported, then as determined by First Union from another recognized source or interbank quotation).

                  "LIBOR Rate" has the meaning set forth in Section 2.5(a).

                  "Lien" shall mean any mortgage, pledge, security interest, lien (statutory or otherwise), charge, encumbrance, hypothecation, assignment, deposit arrangement, or other arrangement having the practical effect of the foregoing or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having the same economic effect as any of the foregoing).

                  "Loan" shall mean any Revolving Loan.

                  "Loan Documents" means this Agreement, the Note, the Side Letter, and any other document evidencing, relating to or securing the Revolving Loans, and any other document or instrument delivered by Borrower or any Subsidiary from time to time in connection with this Agreement, the Note, or the Revolving Loans, as such documents and instruments may be amended or supplemented from time to time.

                  "London Business Day" means any Business Day on which dealings in Dollar deposits are conducted in the London interbank market.

                  "Margin Stock" means "margin stock" as defined in Regulations T, U or X.

                  "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences whether or not related, a material adverse change in, or a material adverse effect on, (i) the business, results of operations, financial condition, assets or liabilities of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower or any Subsidiary to perform any of their respective obligations under the Loan Documents, (iii) the rights and remedies of the Lender under any of the Loan Documents or (iv) the legality, validity or enforceability of any of the Loan Documents.

                  "Material Subsidiary" shall mean at any time any direct or indirect Subsidiary of the Borrower having: (a) assets in an amount equal to at least 5% of the total assets of the Borrower and its Subsidiaries determined on a consolidated basis as of the last day of the most recent fiscal quarter of the Borrower at such time; or (b) revenues or net income in an amount equal to at least 5% of the total revenues or net income of the Borrower and its Subsidiaries on a consolidated basis for the 12-month period ending on the last day of the most recent fiscal quarter of the Borrower at such time.

                  "Multiemployer Plan" shall have the meaning set forth in
Section 4001(a)(3) of ERISA.

                  "Note" means the Revolver Note.

                  "Notice of Election" has the meaning set forth in Section 2.5(a).

                  "Obligation" means, in each case, whether now in existence or hereafter arising: (i) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Revolving Loans, and (ii) all other fees and commissions (including attorney's fees), charges, Indebtedness, loans, liabilities, obligations, covenants and duties owing by Borrower to the Lender under or in respect of this Agreement, the Note or any of the other Loan Documents, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, and whether or not for the payment of money.

                  "Other Taxes" has the meaning set forth in Section 2.9(b).

                  "Participant" has the meaning set forth in Section 7.6(b).

                  "Payment Services Account" shall mean the demand deposit account established by CCS with First Union pursuant to that certain Deposit Agreement and Disclosures for Non-Personal Account between CCS and First Union, having account number 2090002523289, together with such other demand deposit account, if any, hereafter established by CCS with First Union and designated in writing by the Borrower, CCS and First Union as the Payment Services Account.

                  "Payment Services Business" means the Certegy Business (as defined in the Distribution Agreement).

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                  "Permitted Acquisitions" shall mean any Acquisition so long as
(a) at the time of such Acquisition, no Default or Event of Default is in existence, (b) such acquisition has been approved or recommended by the board of directors of the Person being, and (c) the Total Acquisition Consideration of such Acquisition, when aggregated with the Total Acquisition Consideration of all Acquisitions consummated by the Borrower and its Consolidated Subsidiaries during the preceding 12 month period does not exceed $100,000,000.

                  "Permitted Investments" shall mean:

                  (i) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

                  (ii) commercial paper having the highest rating, at the time of acquisition thereof, of S&P or Moody's and in either case maturing within six months from the date of acquisition thereof;

                  (iii) certificates of deposit, bankers' acceptances and time deposits maturing within 180 days of the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States or any state thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (iv) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (i) above and entered into with a financial institution satisfying the criteria described in clause (iii) above; and

                  (v) mutual funds investing solely in any one or more of the Permitted Investments described in clauses (i) through (iv) above.

                  "Permitted Purpose" means the making by the Borrower of Intercompany Loans to CCS in the amount of, and immediately upon receipt of, any and all proceeds of each Revolving Loan funded to the Payment Services Account.

                  "Permitted Securitization Subsidiary" shall mean any Subsidiary of the Borrower that (i) is directly or indirectly wholly-owned by the Borrower, (ii) is formed and operated solely for purposes of a Permitted Securitization Transaction, (iii) has organizational documents which limit the permitted activities of such Permitted Securitization Subsidiary to the acquisition of accounts receivable and related rights from the Borrower or one or more of its Consolidated Subsidiaries or another Permitted Securitization Subsidiary, the securitization or other financing of such accounts receivable and related rights and activities necessary or incidental to the foregoing and
(iv) such Permitted Securitization Subsidiary shall at all times be subject to each of the following: (A) it shall have at least one (1) member, manager, director or other similar person whose affirmative vote is required to permit such person to file a voluntary bankruptcy proceeding or to amend its formation documents, which member, manager, director or other similar person is not affiliated with the Borrower or any of its Consolidated Subsidiaries or a current or prior officer, director or employee of any of them, (B) it shall not be permitted to incur any Indebtedness other than the Indebtedness related to the Permitted Securitization Transaction, unless such Indebtedness is non-recourse to such Permitted Securitization Subsidiary and is subordinated to the Indebtedness incurred in connection with the Permitted Securitization Transaction, (C) it will not be permitted to merge or consolidate with any person other than another Permitted Securitization Subsidiary and (D) its formation documents shall contain and it shall be subject to such restrictive covenants relating to its operations as shall be required by independent counsel in order for such counsel to deliver a reasoned, market-standard "non-consolidation" opinion.

                  "Permitted Securitization Transaction" shall mean the transfer by Borrower or one or more of its Consolidated Subsidiaries of receivables and rights related thereto to one or more Permitted Securitization Subsidiaries and the related financing of such receivables and rights related thereto; provided
                                                                      --------
that (i) such transaction is non-recourse to Borrower and its Consolidated Subsidiaries (excluding any related Permitted Securitization Subsidiary), except for Standard Securitization Undertakings and (ii) the aggregate total amount of all Indebtedness outstanding to third parties under all Permitted Securitization Transactions shall not exceed $120,000,000 in the aggregate at any time.

                  "Person" means an individual, a corporation, a limited liability company, a partnership, an unincorporated association, a trust or any other entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Primary Credit Agreements" means that certain Revolving Credit Agreement dated as of June 25, 2001, by and among the Borrower, its Wholly Owned Subsidiaries which become a party thereto from time to time, SunTrust Bank, as agent, and the banks listed on the signature pages thereof, and that certain 364-Day Credit Agreement dated as of June 25, 2001, by and among the Borrower, its Wholly Owned Subsidiaries which become a party thereto from time to time, SunTrust Bank, as agent, and the banks listed on the signature pages thereof, as each may be amended, supplemented or restated from time to time.

                  "Prime Rate" means that rate announced from time to time by First Union as its Prime Rate and is one of several interest rate bases used by First Union. First Union lends at rates above and below the Prime Rate, and the Prime Rate is not represented or intended to be the lowest or most favorable rate of interest offered by First Union.

                  "Principal Officer" means any of the Authorized Officers or the General Counsel of the Borrower.

                  "Properties" means all real property owned, leased or otherwise used or occupied by Borrower or any Consolidated Subsidiary, wherever located.

                  "Rating Agencies" shall mean Moody's Investors Service, Inc. and Standard & Poor's.

                  "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                  "Release" means any release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into the environment (including ambient air, surface water, groundwater, land surface or subsurface strata) or within any building, structure, facility or fixture.

                  "Renewal Fee" means, for any renewal term of this Agreement, the renewal fee agreed to by the Borrower and the Lender prior to the first day of such renewal term, and payable by the Borrower on such day.

                  "Restricted Investments" shall mean Investments in joint ventures and in Subsidiaries which are not Consolidated Subsidiaries.

                  "Revolver" means the revolving credit facility extended to the Borrower pursuant to Section 2.1 in the aggregate outstanding principal amount not to exceed at any time ONE HUNDRED THIRTY MILLION DOLLARS ($130,000,000).

                  "Revolving Loan" means any loan or advance made by First Union pursuant to Section 2.1 of this Agreement.

                  "Revolver Note" has the meaning set forth in Section 2.3.

                  "Senior Debt Rating" shall mean the credit ratings (including indicative ratings if no actual debt has been rated) assigned from time to time by either of the Rating Agencies to the senior, unsecured long-term debt securities of the Borrower without third-party credit enhancement, whether or not any such debt securities are actually outstanding, and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect on any date is that in effect at the close of business on such date. If the Borrower is split-rated and (i) the ratings differential is one category, the higher of the two ratings will apply or (ii) the ratings differential is more than one category, the rate shall be determined by reference to the category next above that of the lower of the two ratings.

                  "Spin-off" means the distribution by Equifax on a tax-free basis of all of the shares of the Borrower's common stock to Equifax's shareholders pursuant to a pro rata distribution to all shareholders, except shareholders who waive their rights to such distribution and except to the extent of fractional shares.

                  "Spin-off Closing Date" means the date on which the Spin-off occurs.

                  "Standard Securitization Undertakings" shall mean any obligations and undertakings of the Borrower and any Consolidated Subsidiary consisting of representations, warranties, covenants, and indemnities standard in securitization transactions and related servicing of receivables.

                  "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

                  "Synthetic Lease" shall mean any synthetic lease, tax retention operating lease or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.

                  "Synthetic Lease Obligations" means any and all liabilities, indebtedness, rent, and all other obligations of the Borrower or any Consolidated Subsidiary owed under any Synthetic Lease.

                  "Taxes" has the meaning set forth in Section 2.9(a).

                  "Termination Date" initially means the date which is the 364th day after the Funding Date, provided, that (i) if the Termination Date would
                            --------
otherwise fall on a day which is not a Business Day, then the Termination Date will be the Business Day occurring immediately prior to such day, and (ii) the Termination Date then in effect shall automatically be extended to the date which is 364 days after such Termination Date then in effect if (a) the Borrower provides at least sixty (60) days' prior written notice to the Lender, but no greater than 120 days' prior written notice to the Lender, of the Borrower's intention to so extend the term of this Revolver for an additional 364 days, and
(b) the Lender, in its sole and absolute discretion, provides, within the later of (x) thirty (30) days of the receipt by the Lender of the Borrower's notice of extension and (y) the first occurrence of April 15 after the giving of the Borrower's notice of extension, written notice to the Borrower of the Lender's agreement to such extension.

                  "Total Acquisition Consideration" shall mean as at the date of any Acquisition, the sum of the following without duplication: (i) the amount of any cash and fair market value of other property given as consideration, including at such date the deferred payment of any such amounts, (ii) the amount (determined by using the outstanding amount or the amount payable at maturity, whichever is greater) of any obligations for money borrowed incurred, assumed or acquired by the Borrower or any Subsidiary in connection with such Acquisition,
(iii) all amounts paid in respect of covenants not to compete and consulting agreements that should be recorded on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, and (iv) the aggregate fair market value of all other consideration given by the Borrower or any Subsidiary (including any shares of capital stock of the Borrower or any Subsidiary) in connection with such Acquisition.

                  "Transferee" has the meaning set forth in Section 7.6(d).

                  "Upfront Fee" means the non-refundable upfront/renewal fee equal to (i) 0.10% multiplied by (ii) the maximum amount of the Commitment, payable by the Borrower on the date set forth in Section 2.6(b).

                  "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares, or, in the case of any Subsidiary which is not organized or created under the laws of the United States of America or any political subdivision thereof, such nominal ownership interests which are required to be held by third parties under the laws of the foreign jurisdiction under which such Subsidiary was incorporated or organized) are at the time directly or indirectly owned by the Borrower.

         SECTION 1.2  Accounting Terms and Determinations. Unless otherwise
                      -----------------------------------
defined or specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP as in effect from time to time, applied on a basis consistent (except for such changes approved by the Borrower's independent public accountants) with the most recent audited consolidated financial statement of the Borrower delivered pursuant to Section 4.4(a); provided, that
                                                                --------
if the Borrower notifies the Lender that the Borrower wishes to amend either
Section 5.22 or Section 5.23 to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Lender notifies the Borrower that it wishes to amend Section 5.22 or Section 5.23 for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Lender.

         SECTION 1.3  References. Unless otherwise indicated, references in this
                      ----------
Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

         SECTION 1.4  Use of Defined Terms. All terms defined in this Agreement
                      --------------------
have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

         SECTION 1.5  Terminology. All personal pronouns used in this Agreement,
                      -----------
whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular includes the plural, and the plural shall include the singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement. As used in this Agreement and in any certificate delivered pursuant to Sections 3.1 and 5.1, "knowledge" and "becomes aware" or words of similar meaning shall mean, with respect to the Borrower or any Subsidiary, that a Principal Officer has actual knowledge of such matters.


                                  ARTICLE II.

                                 CREDIT FACILITY

         SECTION 2.1  Revolving Loans. Subject to the terms and conditions of
                      ---------------
this Agreement, First Union agrees to make Revolving Loans to the Borrower from time to time from the Funding Date until the Termination Date in accordance with the terms of Section 2.2; provided, that the aggregate outstanding principal
                          --------
balance of the Revolving Loans, after giving effect to any amount requested, shall not exceed the Commitment. If at any time First Union shall make Revolving Loans to the Borrower such that the aggregate amount of Revolving Loans outstanding hereunder exceeds the Commitment, such Revolving Loans shall nonetheless constitute Obligations hereunder. Subject to the terms and conditions hereof, the Borrower may borrow, repay and reborrow Revolving Loans hereunder until the Termination Date.

         SECTION 2.2  Borrowing, Investment Procedures Under Cash Management
                      ------------------------------------------------------
Arrangement.
-----------

         (a) Borrower may borrow Revolving Loans under the Revolver only pursuant to the Cash Management Arrangement, and only for the Permitted Purpose. In addition to the rules set forth on Exhibit B, the Cash Management Arrangement
                                      ---------
will operate as follows:

                  (i) Borrower will cause CCS to (x) maintain with the Lender the Payment Services Account from which charges or debits against the Payment Services Account will be funded as provided below, and (y) cause all card holder payments for its credit card processing operations, and all remittances due to CCS from its account debtors, received by or on behalf of CCS (whether forwarded by such payors to a lockbox maintained with the Lender or with another financial institution, or as otherwise received by or on behalf of CCS) to be deposited in the Payment Services Account promptly following receipt thereof;

                  (ii) Subject to the satisfaction of each of the conditions precedent set forth in Section 3.3, the Lender will automatically fund (rounded up to the nearest $1,000) as a Revolving Loan under the Revolver for the Permitted Purpose (and thereby as a deemed Intercompany Loan from the Borrower to CCS) any charges or debits against the Payment Services Account to the extent there are inadequate collected balances in the Payment Services Account;

                  (iii) Any excess collected balances in the Payment Services Account at the conclusion of each Business Day will be applied automatically to repay the Intercompany Loans, and the proceeds of such repayment will be applied automatically to repayment of any outstanding Revolving Loans made by First Union to the Borrower.

         (b) To the extent there are any collected balances in the Payment Services Account at the end of any Business Day after repayment of any outstanding Revolving Loans as provided above, such funds shall be invested as provided in the Cash Management Arrangement.

         (c) Unless payment has already been made by Borrower, the becoming due of any principal amount of, or accrued interest on, any of the Revolving Loans shall be deemed irrevocably to be a request by Borrower for a Revolving Loan on the due date of, and in the amount required to pay, such Obligation, and First Union shall automatically fund a Revolving Loan (subject to satisfaction of any conditions to such funding) to make such payment without further action by the Borrower.

         (d) If at any time First Union shall cease to offer the Cash Management Arrangement or equivalent cash management and line of credit product to its customers generally, then, after the expiration of ninety (90) days' prior notice to the Borrower from the Lender, the Borrower shall not be entitled to borrow Revolving Loans under the Cash Management Arrangement, and the Lender and the Borrower agree to amend this Agreement to establish manual borrowing procedures customary for commercial lines of credit offered by First Union.

         SECTION 2.3  Revolver Note. The Revolving Loans shall be evidenced by a
                      -------------
Revolver Note in the form attached hereto as Exhibit A (the "Revolver Note")
                                             ---------
executed and delivered by Borrower and dated as of the Funding Date, payable to the order of Lender in an amount equal to the original principal amount of the Commitment.

         SECTION 2.4  Repayment of Revolving Loans. The Revolving Loans will be
                      ----------------------------
repaid as follows: (a) whether or not any Default or Event of Default has occurred, the outstanding principal amount of all the Revolving Loans is due and payable, and shall be repaid by the Borrower in full together with accrued and unpaid interest on the amount repaid to the date of repayment, on the Termination Date; (b) if at any time the aggregate unpaid principal amount of the Revolving Loans then outstanding exceeds the Commitment, the Borrower shall immediately repay the Revolving Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Revolving Loans by an amount equal to such excess; and (c) the Borrower hereby instructs the Lender to repay the Revolving Loans outstanding on any day in an amount equal to the amount received by the Lender on such day pursuant to Section 2.2(a)(iii). Subject to Section 2.7, Borrower may prepay all or any portion of the Revolving Loans, at any time and without prior notice, and without premium or penalty.

         SECTION 2.5  Interest.
                      --------

         (a) Rate of Interest. The Revolving Loans shall bear interest from the
             ----------------
date such Revolving Loans are made to the date paid at a rate per annum equal to either (i) the Prime Rate, (ii) LIBOR plus one percent (1.00%) (the "LIBOR
                                      ----
Rate"), or (iii) the Federal Funds Rate plus one and one-quarter percent (1.25%)
                                        ----
(the "Adjusted Federal Funds Rate"), as selected by the Borrower in accordance with the provisions hereof; provided, however, that if at any time LIBOR is
                            --------  -------
incapable of determination, then the Revolving Loans and all other Obligations shall bear interest at the Prime Rate or the Adjusted Federal Funds Rate as selected by the Borrower unless and until LIBOR is capable of being determined. The Revolving Loans and all other Obligations initially shall bear interest at the Prime Rate, provided that the Borrower may at any time after the Funding Date convert the Interest Rate to a rate based on the LIBOR Rate, the Adjusted Federal Funds Rate or the Prime Rate as set forth above by delivering to Lender not less than one Business Day's prior written notice of Borrower's election to convert such Interest Rate (a "Notice of Election"). Each Interest Rate election shall be applicable to all outstanding Revolving Loans and other Obligations.

         After the occurrence and during the continuance of an Event of Default, at Lender's option, the Revolving Loans and all other Obligations shall bear interest at the Default Rate.

         (b) Computation and Payment of Interest. Interest on the Revolving
             -----------------------------------
Loans shall be computed on the daily principal balance (i) on the basis of a 360 day year for the actual number of days elapsed in the period during which it accrues in the case of the LIBOR Rate, and (ii) on the basis of a 365 day (or 366 day, as applicable) year for the actual number of days elapsed in the period during which it accrues in the case of the Prime Rate and Adjusted Federal Funds Rate, and shall be payable monthly in arrears on the first day of each month and at maturity, whether by acceleration or otherwise. Any publicly announced change in the Prime Rate, and any change in the LIBOR Rate or the Adjusted Federal Funds Rate, shall result in an adjustment to the Prime Rate, the LIBOR Rate or the Federal Funds Rate, as applicable, on the day such change takes effect. The Revolving Loans shall bear interest at the Prime Rate unless the Borrower elects that the Revolving Loans shall bear interest at the LIBOR Rate or the Adjusted Federal Funds Rate by properly delivering a Notice of Election. Each Interest Rate election shall be applicable to all outstanding Revolving Loans. In computing interest on any Revolving Loan, the date of funding of the Revolving Loan shall be included; and except as otherwise provided in Section 2.8, the date of payment of such Revolving Loan shall be excluded.

         SECTION 2.6  Fees.
                      ----

         (a) Unused Revolver Fee. Commencing on the Execution Date and
             -------------------
continuing through and including the Termination Date, the Borrower shall pay to First Union a non-refundable unused revolver fee at a rate per annum (based on a 360 day year) equal to (i) 0.15% multiplied by (ii) the average daily unused portion of the Commitment. The fee shall be payable in arrears on the last Business Day of each calendar quarter commencing September 30, 2001, and on the Termination Date.

         (b) Upfront Fee; Renewal Fee. On or prior to the third day after the
             ------------------------
Execution Date, the Borrower shall pay to the Lender the Upfront Fee. Prior to the commencement of each extended term of the Revolver established in accordance with the definition of "Termination Date", if any, the Borrower shall pay to the Lender the Renewal Fee for such term.

         SECTION 2.7  Termination or Reductions of Commitment.
                      ---------------------------------------

         (a) Mandatory Termination of Commitment. The Commitment shall terminate
             -----------------------------------
on the earlier of (i) the Termination Date, and (ii) the date of termination pursuant to Section 6.1. Upon any termination of the Commitment, any Revolving Loans then outstanding (together with accrued interest thereon and any fees relating thereto) shall be due and payable on such date.

         (b) Voluntary Termination or Reduction of Commitment. Upon repayment of
             ------------------------------------------------
the principal amount of any Loan, the Borrower may without fee or penalty, upon irrevocable notice to First Union of at least ten (10) Business Days prior thereto, reduce the Commitment for more or less than the repaid principal amount of the Loan, but with such commitment reduction to be in a minimum amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Upon repayment in full of the aggregate principal amount of all outstanding Loans, together with accrued interest thereon and any fees relating thereto, the Borrower may without fee or penalty, upon irrevocable notice to First Union of at least ten (10) Business Days prior thereto, terminate the Commitment.

         SECTION 2.8  General Provisions as to Payments.
                      ---------------------------------

         (a) Manner of Payment. Each payment by the Borrower on account of the
             -----------------
principal of or interest on the Loans (to the extent that payment of such principal or interest is not paid from the Payment Services Account automatically pursuant to Sections 2.2(a)(iii) or 2.2(c)) or of any fee, commission or other amounts payable to the Lender under this Agreement or the Note shall be made not later than 1:00 p.m. (local time of the Lending Office designated by First Union to receive Loan repayments) on the date specified for payment under this Agreement at the Lending Office, in immediately available funds, and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time shall be deemed to have been made on the next succeeding Business Day for all purposes. If any payment under this Agreement or the Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment. So long as no Default or Event of Default has occurred and is continuing, the Lender will provide the Borrower an invoice for each payment of any Obligations due under the Loan Documents (other than principal of and interest on the Loans) at least ten (10) days prior to the due date for such payment.

         (b) Crediting of Payments and Proceeds. In the event that Borrower
             ----------------------------------
shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 6.1, all payments received by First Union with respect to the Note and the other Obligations and all net proceeds from the enforcement of the Obligations shall be first applied to all of First Union's fees and expenses then due and payable, then to all other expenses then due and payable by the Borrower hereunder, then to all indemnity obligations then due and payable by the Borrower hereunder, then to all commitment and other fees and commissions then due and payable by the Borrower hereunder, then to accrued and unpaid interest on the Note and then to the principal amount of the Note, in that order.

         SECTION 2.9  Taxes.
                      -----

         (a) Payments Free and Clear. Any and all payments by the Borrower
             -----------------------
hereunder or under the Note shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding income, branch profit and franchise taxes imposed by the jurisdiction under the laws of which First Union is organized or is or should be qualified to do business or any political subdivision thereof or by the jurisdiction where its Lending Office is located or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, with the Borrower and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to First Union, (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.9) First Union receives an amount equal to the amount the Lender would have received had no such deductions been made, (B) Borrower shall make such deductions, (C) Borrower shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with Applicable Law, and (D) Borrower shall deliver to First Union evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 2.9(d).

         (b) Stamp and Other Taxes. In addition, the Borrower shall pay any
             ---------------------
present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or any excise or property taxes, or levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from the execution, delivery or registration of, or enforcement of, this Agreement, the Loans or the other Loan Documents (hereinafter referred to as "Other Taxes").

         (c) Indemnity. The Borrower shall and does hereby indemnify First Union
             ---------
for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.9) paid by Lender and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date Lender makes written demand therefor.

         (d) Evidence of Payment. With respect to any payment of Taxes or Other
             -------------------
Taxes, upon the written request of First Union, Borrower shall furnish to First Union, at its address referred to in Section 7.1, the original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to First Union.

         (e) Survival. Without prejudice to the survival of any other agreement
             --------
of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 2.9 shall survive the payment in full of the Obligations and the termination of the Commitment.

         (f) Lender's Receipt of Tax Benefit. To the extent that the payment of
             -------------------------------
the Lender's indemnified Taxes or Other Taxes by the Borrower hereunder gives rise from time to time to a Tax Benefit to the Lender in any jurisdiction other than the jurisdiction which imposed such Taxes or Other Taxes, the Lender shall pay to the Borrower the amount of each such Tax Benefit so recognized or received. The amount of each Tax Benefit and, therefore, payment to the Borrower will be determined from time to time by the Lender in its sole discretion, which determination shall be binding and conclusive on all parties hereto. Each such payment will be due and payable by the Lender to the Borrower within a reasonable time after the filing of the tax return in which such Tax Benefit is recognized or, in the case of any tax refund, after the refund is received; provided, however, if at any time thereafter the Lender is required to rescind such Tax Benefit or such Tax Benefit is otherwise disallowed or nullified, the Borrower shall promptly, after notice thereof from the Lender, repay to the Lender the amount of such Tax Benefit previously paid to the Lender and which has been rescinded, disallowed or nullified. For purposes hereof, the term "Tax Benefit" shall mean the amount by which the Lender's income tax liability for the taxable period in question is reduced below what would have been payable had the Borrower not been required to pay the Lender's taxes hereunder.


                                  ARTICLE III.

                            CONDITIONS TO BORROWINGS

         SECTION 3.1  Conditions to Initial Revolving Loan. The obligations of
                      ------------------------------------
the Lender to make the initial Loans shall not become effective until the date, if any, on which each of the following conditions precedent is satisfied (the "Funding Date"), and then only if the Funding Date occurs on or before July 31, 2001, in accordance with Section 3.2:

         (a) Executed Agreement. On or prior to the Execution Date, this
             ------------------
Agreement shall have been duly authorized and executed by the Borrower and the Lender, shall be in full force and effect and no Default or Event of Default shall exist hereunder, and the Borrower shall have delivered original counterparts thereof to First Union;

         (b) Fees. On or before the third day after the Execution Date, Lender
             ----
shall have received the Upfront Fee. On or before the Funding Date, Lender shall have received all other fees and other amounts due and payable on or prior to the Funding Date, including reimbursement or payment of all out-of-pocket expenses (including reasonable actual fees, charges and disbursements of counsel to the Lender) required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document;

         (c) Opinions of Counsel. On or prior to the Funding Date, Lender shall
             -------------------
have received an opinion letter of Kilpatrick Stockton, LLP, counsel for the Borrower and CCS, together with an opinion of the Borrower's General Counsel, dated as of the Funding Date in the forms attached hereto as Exhibits D and E, respectively.

         (d) Secretary's Certificate - Borrower. On or prior to the Execution
             ----------------------------------
Date, and again on the Funding Date, Lender shall have received a certificate of incumbency of Borrower, dated as of the Execution Date or the Funding Date, as applicable, signed by the Secretary or an Assistant Secretary of Borrower, certifying as to the names, true signatures and incumbency of the officer or officers of the Borrower authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) Borrower's Articles of Incorporation or equivalent organic document, (ii) Borrower's Bylaws, (iii) a certificate of the Secretary of State of the state of incorporation of Borrower as to the corporate good standing of Borrower, and (iv) the action taken by the Board of Directors of Borrower authorizing the Borrower's execution, delivery and performance of this Agreement, the Note and the other Loan Documents;

         (e) Secretary's Certificate - CCS. On or prior to the Funding Date,
             -----------------------------
Lender shall have received a certificate of incumbency of CCS, dated as of the Funding Date, signed by the Secretary or an Assistant Secretary of CCS, certifying as to the names, true signatures and incumbency of the officer or officers of the CCS authorized to execute and deliver the Loan Documents, and certified copies of the following items: (i) CCS' Articles of Incorporation or equivalent organic document, (ii) CCS' Bylaws, (iii) a certificate of the Secretary of State of the state of incorporation of CCS as to the corporate good standing of CCS, and (iv) the action taken by the Board of Directors of CCS authorizing the CCS' execution, delivery and performance of the Loan Documents to which it is a party;

         (f) Distribution Agreement; Primary Credit Agreements. On or prior to
             -------------------------------------------------
the Execution Date, Lender shall have received certified copies of the Primary Credit Agreements, as executed and delivered by the parties thereto, and on or prior to the Funding Date, Lender shall have received certified copies of the Distribution Agreement, as executed and delivered by the parties thereto.

         (g) Executed Initial Loan Documents. On or prior to the Funding Date,
             -------------------------------
the Note, the Side Letter and the other Loan Documents shall have been duly authorized and executed by the parties thereto in form and substance reasonably satisfactory to First Union, and the Borrower shall have delivered original counterparts thereof to First Union;

         (h) Closing Certificate. On or prior to the Funding Date, Lender shall
             -------------------
have received a certificate substantially in the form of Exhibit C (the "Closing
                                                         ---------
Certificate"), dated as of the Funding Date, signed by an Authorized Officer of the Borrower, certifying the satisfaction of each of the conditions precedent set forth in this Section 3.1;

         (i) Payment Services Account. CCS shall have established with First
             ------------------------
Union the Payment Services Account and Borrower and CCS shall have authorized First Union to make Revolving Loans into, and disbursements from, the Payment Services Account in accordance with Article II of this Agreement and the Cash Management Arrangement (such Revolving Loans and disbursements being deemed simultaneous Intercompany Loans from the Borrower to CCS, and simultaneous repayments of such Intercompany Loans, respectively), pursuant to such documents and instruments as reasonably required by First Union;

         (j) Termination of Equifax Settlement Facility. On or prior to the
             ------------------------------------------
Funding Date, the commitment of the Lender under the Equifax Credit Agreement shall have terminated, and all obligations of Equifax thereunder (other than indemnification obligations which survive termination of the Lender's commitment under the Equifax Credit Agreement, including, without limitation, the obligations of Equifax under Sections 7.03 and 7.04 of the Equifax Credit Agreement) shall have been satisfied in full. Lender agrees to honor within one (1) Business Day any request by Equifax to so terminate the Equifax Credit Agreement, notwithstanding any advance notice of termination that may otherwise be required thereunder, and assuming repayment in full of the obligations of Equifax thereunder.

         (k) Consents and Approvals. On or prior to the Funding Date, Lender
             ----------------------
shall have received certified copies of all consents, approvals, authorizations, registrations, or filings required to be made or obtained by the Borrower in connection with the Loan Documents, the Spin-off, and the other transactions contemplated herein, including without limitation, the Form 10 Filing and the Information Statement.

         (l) No Default; Representations and Warranties. (i) No Default shall
             ------------------------------------------
have occurred and be continuing as of the Funding Date; and (ii) the representations and warranties of the Borrower contained in Article IV shall be true on and as of the Funding Date (x) as stated as to representations and warranties which contain materiality limitations, and (y) and in all material respects as to all other representations and warranties;

         (m) Senior Debt Rating. On the Funding Date, Borrower shall have a
             ------------------
Senior Debt Rating of at least Baa3 issued by Moody's Investors Service, Inc.;

         (n) Consents; No Adverse Change.
             ---------------------------

                  (i)    Governmental and Third Party Approvals. All necessary
                         --------------------------------------
approvals, authorizations and consents, if any be required, of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the execution and delivery of this Agreement and the other Loan Documents and the consummation of the Spin-off shall have been obtained.

                  (ii)   Permits and Licenses. All material permits and
                         --------------------
licenses, including material permits and licenses required under Applicable Law, required to carry on Borrower's business as now conducted shall have been obtained.

                  (iii)  No Injunction, Etc. No action, proceeding,
                         ------------------
investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby or the consummation of the Spin-off, or which, in First Union's discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

                  (iv)   No Material Adverse Change. Since March 31, 2001, there
                         --------------------------
shall not have occurred any event or condition that has had or is reasonably likely to have a Material Adverse

Effect.

                  (v)    No Event of Default. No Default or Event of Default
                         -------------------
shall have occurred and be continuing.

         SECTION 3.2  Failure to Fulfill Conditions Precedent. In the event that
                      ---------------------------------------
any of the conditions precedent to the Lender's obligations to make the initial Loans, as set forth in Section 3.1, is not satisfied on or prior to July 31, 2001, then the Lender's Commitment will automatically expire, and this Agreement will immediately terminate (except for the Borrower's indemnification obligations hereunder which survive termination of the Lender's Commitment), without further action by the Lender.

         SECTION 3.3  Conditions to All Revolving Loans. In addition to the
                      ---------------------------------
conditions precedent set forth in Section 3.1, the obligations of Lender to make any Revolving Loan is subject to the satisfaction of the following conditions precedent on the relevant borrowing date:

         (a) the fact that, immediately before and after such Revolving Loan, no Default shall have occurred and be continuing; and

         (b) the fact that the representations and warranties of the Borrower contained in Article IV of this Agreement (other than the representation and warranty contained in Section 4.4(b), which is made only on and as of the Funding Date) shall be true on and as of the date of such Revolving Loan (x) as stated as to representations and warranties which contain materiality limitations, and (y) and in all material respects as to all other representations and warranties.


                                  ARTICLE IV.

                         REPRESENTATIONS AND WARRANTIES

         To induce First Union to enter into this Agreement and to induce First Union to make the Loans, the Borrower hereby represents and warrants to First Union that:

         SECTION 4.1  Existence; Power. The Borrower and each of its
                      ----------------
Consolidated Subsidiaries (i) is duly organized, validly existing and in good standing as a corporation under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted, and (iii) is duly qualified to do business, and is in good standing, in each jurisdiction where such qualification is required, except where a failure to be so qualified could not reasonably be expected to result in a Material Adverse Effect.

         SECTION 4.2  Organizational Power; Authorization. The execution,
                      -----------------------------------
delivery and performance by each Loan Party of the Loan Documents to which it is a party are within such Loan Party's organizational powers and have been duly authorized by all necessary organizational, and if required, stockholder, action. This Agreement has been duly executed and delivered by the Borrower, and constitutes, and each other Loan Document to which any Loan Party is a party, when executed and delivered by such Loan Party, will constitute, valid and binding obligations of the Borrower or such Loan Party (as the case may be), enforceable against it in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         SECTION 4.3  Governmental Approvals; No Conflicts. The execution,
                      ------------------------------------
delivery and performance by the Borrower of this Agreement, and by each Loan Party of the other Loan Documents to which it is a party (a) do not require any consent or approval of, registration or filing with, or any action by, any Governmental Authority, except those as have been obtained or made and are in full force and effect or where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect,
(b) will not violate any applicable law or regulation or any order of any Governmental Authority which could reasonably be expected to have a Material Adverse Effect, (c) will not violate the charter, by-laws or other organizational documents of the Borrower or any of its Consolidated Subsidiaries, (d) will not violate or result in a default under any indenture, material agreement or other material instrument binding on the Borrower or any of its Consolidated Subsidiaries or any of its assets or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Consolidated Subsidiaries and (e) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Consolidated Subsidiaries, except Liens (if any) created under the Loan Documents.

         SECTION 4.4  Financial Statements. The Borrower has furnished to the
                      --------------------
Lender (i) the audited combined balance sheet of the payment services division of Equifax (the "Division") (which is being reorganized as the Borrower and its Subsidiaries as of the Spin-off Closing Date) as of December 31, 2000 and the related combined statements of income, changes in shareholders' equity and cash flows for the fiscal year then ended prepared by Arthur Andersen LLP and (ii) the unaudited combined balance sheet of the Division as at the end of March 31, 2001, and the related unaudited combined statements of income and cash flows for the fiscal quarter and year-to-date period then ending, certified by an Authorized Officer. Such financial statements fairly present in all material respects the combined financial condition of the Division as of such dates and the combined results of operations for such periods in conformity with GAAP consistently applied, subject to year end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii). Since December 31, 2000, there have been no changes with respect to the Borrower and its Subsidiaries which have had or could reasonably be expected to have, singly or in the aggregate, a Material Adverse Effect.

         SECTION 4.5  Litigation and Environmental Matters.
                      ------------------------------------

         (a) No litigation, investigation or proceeding of or before any arbitrators or Governmental Authorities is pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Consolidated Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination that could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or (ii) which in any manner challenges the validity or enforceability of this Agreement or any other Loan Document.

         (b) Except for the matters set forth on Schedule 4.5 and except for
                                                 ------------
matters which could not reasonably be expected to have a Material Adverse Effect, neither the Borrower nor any of its Consolidated Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law,
(ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability in each case.

         SECTION 4.6  Compliance with Laws and Agreements. Except where
                      -----------------------------------
non-compliance, either singly or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, the Borrower and each Consolidated Subsidiary is in compliance with (a) all applicable laws, rules, regulations and orders of any Governmental Authority, and (b) all indentures, agreements or other instruments binding upon it or its properties.

         SECTION 4.7  Investment Company Act, Etc. Neither the Borrower nor any
                      ---------------------------
of its Consolidated Subsidiaries is (a) an "investment company", as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended,
(b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended or (c) otherwise subject to any other regulatory scheme limiting its ability to incur debt.

         SECTION 4.8  Taxes. The Borrower and its Consolidated Subsidiaries have
                      -----
timely filed or caused to be filed all Federal income tax returns and all other material tax returns that are required to be filed by them, and have paid all taxes shown to be due and payable on such returns or on any assessments made against it or its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except (i) to the extent the failure to do so would not have a Material Adverse Effect or (ii) where the same are currently being contested in good faith by appropriate proceedings and for which the Borrower or such Consolidated Subsidiary, as the case may be, has set aside on its books adequate reserves.

         SECTION 4.9  Margin Regulations. None of the proceeds of any of the
                      ------------------
Loans or Letters of Credit will be used for "purchasing" or "carrying" any "margin stock" with the respective meanings of each of such terms under Regulation U as now and from time to time hereafter in effect or for any purpose that violates the provisions of the applicable Margin Regulations.

         SECTION 4.10 ERISA. No ERISA Event has occurred or is reasonably
                      -----
expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse

Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $5,000,000 the fair market value of the assets of all such underfunded Plans.

         SECTION 4.11 Ownership of Property.
                      ---------------------

         (a) Each of the Borrower and its Consolidated Subsidiaries has good title to, or valid leasehold interests in, all of its real and personal property material to the operation of its business, except for any such failure that, individually or in the aggregate, would not have a Material Adverse Effect.

         (b) Each of the Borrower and its Consolidated Subsidiaries owns, or is licensed, or otherwise has the right, to use, all patents, trademarks, service marks, tradenames, copyrights and other intellectual property material to its business, and the use thereof by the Borrower and its Consolidated Subsidiaries does not infringe on the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not have a Material Adverse Effect.

         SECTION 4.12 Disclosure. The Borrower has disclosed to the Lenders all
                      ----------
agreements, instruments, and corporate or other restrictions to which the Borrower or any of its Consolidated Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither the Information Memorandum (as defined in the Primary Credit Agreements) nor any of the reports (including without limitation all reports that the Borrower is required to file with the Securities and Exchange Commission), financial statements, certificates or other information furnished by or on behalf of the Borrower to the Administrative Agent or any Lender in connection with the negotiation or syndication of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by any other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances under which they were made, not misleading.

         SECTION 4.13 Labor Relations. There are no strikes, lockouts or other
                      ---------------
material labor disputes or grievances against the Borrower or any of its Consolidated Subsidiaries, or, to the Borrower's knowledge, threatened against or affecting the Borrower or any of its Consolidated Subsidiaries, and no significant unfair labor practice, charges or grievances are pending against the Borrower or any of its Consolidated Subsidiaries, or to the Borrower's knowledge, threatened against any of them before any Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

         SECTION 4.14 Subsidiaries. As of the Funding Date, Schedule 4.14 sets
                      ------------                          -------------
forth the name of, the ownership interest of the Borrower in, the jurisdiction of incorporation of, and the type of, each Subsidiary.

         SECTION 4.15 Spin-off. The Spin-off and all other related transactions
                      --------
comply in all material respects with all applicable laws and regulations, including without limitation, federal and state securities laws and regulations, and all organizational documents of the Borrower and Equifax. The Spin-off and related transactions have been, or will be not later than 11:59 p.m. one Business Date following the Funding Date, consummated in all material respects in accordance with the terms and conditions set forth in the Form 10 Filing and Information Statement. The Spin-off will not cause or result in the occurrence of any default or event of default under any material indebtedness of the Borrower or Equifax after giving effect to any consents obtained in connection with the Spin-off, or require any prepayment, repurchase or redemption of any indebtedness governed thereby, and the Borrower shall not be liable for any payment of any material indebtedness of Equifax.

         SECTION 4.16 Primary Credit Agreements. As of the Execution Date, the
                      -------------------------
Primary Credit Agreements shall have been duly executed and delivered by all of the parties thereto. As of the Funding Date, all conditions precedent to the making of the initial loans under the Primary Credit Agreements shall have been satisfied.

         SECTION 4.17 Indebtedness as of Funding Date. As of the Funding Date,
                      -------------------------------
the Borrower and its Consolidated Subsidiaries have no Indebtedness except as set forth on Schedule 4.17.
             -------------


                                   ARTICLE V.

                                    COVENANTS

         From and after the Funding Date, until payment in full of the Obligations and termination of the Commitment, the Borrower agrees that:

         SECTION 5.1  Information. The Borrower will deliver to the Lender:
                      -----------

         (a) as soon as available and in any event within 90 days after the end of each fiscal year of Borrower, a copy of the annual audited report for such fiscal year for the Borrower and its Subsidiaries, containing a consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, stockholders' equity and cash flows (together with all footnotes thereto) of the Borrower and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and reported on by Arthur Andersen LLP or other independent public accountants of nationally recognized standing (without a "going concern" or like qualification, exception or explanation and without any qualification or exception as to scope of such audit) to the effect that such financial statements present fairly in all material respects the financial condition and the results of operations of the Borrower and its Subsidiaries for such fiscal year on a consolidated basis in accordance with GAAP and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

         (b) as soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal quarter and the related unaudited consolidated statements of income and cash flows of the Borrower and its Subsidiaries for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of Borrower's previous fiscal year, all certified by the chief financial officer or treasurer of the Borrower as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

         (c) concurrently with the delivery of the financial statements referred to in clauses (a) and (b) above, a certificate of an Authorized Officer, (i) certifying as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an Event of Default then exists, specifying the details thereof and the action which the Borrower has taken or proposes to take with respect thereto, (ii) setting forth in reasonable detail calculations demonstrating compliance with Article VI and (iii) stating whether any change in GAAP or the application thereof has occurred since the date of the Borrower's audited financial statements referred to in Section 4.4 and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

         (d) concurrently with the delivery of the financial statements referred to in clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained any knowledge during the course of their examination of such financial statements of any Default or Event of Default (which certificate may be limited to the extent required by accounting rules or guidelines);

         (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all functions of said Commission, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;

         (f) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission; and

         (g) from time to time such additional information regarding the financial position or business of the Borrower and the Subsidiaries as the Lender may reasonably request.

         SECTION 5.2  Inspection of Property, Books and Records.
                      -----------------------------------------

         (a) The Borrower will keep, and will cause each Consolidated Subsidiary to keep, proper books of record and account in which full, true and correct entries in conformity with GAAP shall be made of all material dealings and transactions in relation to its business and activities.

         (b) Prior to the occurrence of a Default, the Borrower will, and the Borrower will cause each Consolidated Subsidiary to, permit representatives of the Lender at the Lender's expense after reasonable notice during regular business hours (which date of visit shall be mutually agreed upon but shall not be later than two weeks after the date requested by the Lender) to visit and inspect, in the company of any of the Principal Officers or their designees and their independent public accountants, any of their respective properties, and to examine and make abstracts from any of their respective books and records and to discuss with any of the Principal Officers the respective affairs, finances and accounts of the Borrower and its Subsidiaries.

         (c) After the occurrence of a Default, the Borrower will permit, and the Borrower will cause each Consolidated Subsidiary to permit, at the Borrower's expense, representatives of the Lender to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants.

The Borrower agrees to cooperate and assist in such visits and inspections set forth in paragraphs (b) and (c) above in this Section, in each case at such reasonable times and as often as may reasonably be desired. Provided, however,
(i) in no event shall the Lender have access to information prohibited by law, and (ii) in the event the Lender desires to inspect confidential matters (which matters shall in no event include financial information and data of the Borrower or its Subsidiaries or other information the Lender may require in order to determine compliance with this Agreement) under this Section, the Lender shall execute a confidentiality agreement relating to such matters, which agreement shall contain reasonable terms acceptable to the Lender and its counsel.

         SECTION 5.3  Existence; Conduct of Business. The Borrower will, and
                      ------------------------------
will cause each of its Consolidated Subsidiaries to, do or cause to be done all things necessary to preserve, renew and maintain in full force and effect its legal existence and its respective rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business and will continue to engage in the same business as presently conducted or such other businesses that are reasonably related thereto; provided, that nothing in this Section shall prohibit any merger,
         --------
consolidation, liquidation or dissolution permitted under Section 5.15.

         SECTION 5.4  Notices of Material Events. The Borrower will furnish to
                      --------------------------
the Lender prompt notice of the following:

         (a) the occurrence of any Default or Event of Default;

         (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or, to the knowledge of the Borrower, affecting the Borrower or any Subsidiary which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

         (c) the occurrence of any event or any other development (which individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect) by which the Borrower or any of its Consolidated Subsidiaries (i) fails to comply with any Environmental Requirements or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Requirements, (ii) becomes subject to any Environmental Liability, (iii) receives notice of any claim with respect to any Environmental Liability, or (iv) becomes aware of any basis for any Environmental Liability;

         (d) the occurrence of any ERISA Event that alone, or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Consolidated Subsidiaries in an aggregate amount exceeding $5,000,000;

         (e) the downgrading of the Senior Debt Rating by either of the Rating Agencies; and

         (f) any development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a written statement of an Authorized Officer setting forth the details of the event or development requiring such notice and, if applicable, any action taken or proposed to be taken with respect thereto.

         SECTION 5.5  Use of Proceeds. The Borrower will use the proceeds of the
                      ---------------
Revolving Loans hereunder solely for the Permitted Purpose.

         SECTION 5.6  Consummation of Spin-off. The Spin-off and related
                      ------------------------
transactions shall have been not later than 11:59 p.m. one Business Day following the Funding Date, consummated in all material respects in accordance with the terms and conditions set forth in the Form 10 Filing and Information Statement.

         SECTION 5.7  Compliance with Laws; Payment of Taxes. The Borrower will,
                      --------------------------------------
and will cause each of the Subsidiaries to, comply with applicable laws, regulations and similar requirements of governmental authorities, except (i) where the necessity of such compliance is being contested in good faith through appropriate proceedings, or (ii) where the failure to do so would not have a Material Adverse Effect. The Borrower will, and will cause each of the Subsidiaries to, pay prior to the time the same become delinquent all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a lien against the property of the Borrower or any Consolidated Subsidiary, except (i) liabilities being contested in good faith and against which, if requested by the Lender, the Borrower will set up reserves in accordance with GAAP, or (ii) where the failure to do so would not have a Material Adverse Effect.

         SECTION 5.8  Insurance. The Borrower will maintain, and cause each of
                      ---------
the Subsidiaries to maintain (either in the name of the Borrower or in such Consolidated Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property material to its business in comparable amounts and against such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

         SECTION 5.9  Maintenance of Property. The Borrower shall, and shall
                      -----------------------
cause each Consolidated Subsidiary to, maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted, except where the failure to do so would not have a Material Adverse Effect.

         SECTION 5.10 Transactions with Affiliates. The Borrower will not, and
                      ----------------------------
will not permit any of its Consolidated Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Borrower and its Consolidated Subsidiaries not involving any other Affiliates (subject to limitations in Section 5.16), (c) any Restricted Payment permitted by Section 5.17, and (d) in any Permitted Securitization Transaction. The Lender hereby acknowledges and agrees that the transactions between or among the Borrower and its Consolidated Subsidiaries and Equifax and its subsidiaries related to any period following the Spin-off, as set forth in the Form 10 Filing and the Information Statement are transactions not prohibited by this Section 5.10.

         SECTION 5.11 Payment Services Account. Borrower shall, or shall cause
                      ------------------------
CCS to, maintain at all times with First Union the Payment Services Account or such other Payment Services Account as agreed upon by Borrower and First Union.

         SECTION 5.12 Cash Management Relationship. Borrower shall, and shall
                      ----------------------------
cause CCS
to, under group number 3304484988, maintain the cash management relationship with First Union at not less than the current level of cash management services provided by First Union to CCS.

         SECTION 5.13 Subsidiary Indebtedness. The Borrower will not permit any
                      -----------------------
of its Consolidated Subsidiaries to create, incur, assume or suffer to exist any Indebtedness, except:

         (a) Indebtedness created pursuant to the Loan Documents;

         (b) Indebtedness existing on the Spin-off Date and set forth on
Schedule 5.13 and extensions, renewals and replacements of any such Indebtedness
-------------
that do not (i) in the case of revolving credit, increase the maximum principal amount thereof, or (ii) in the case of term loans, either increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

         (c) Indebtedness of any Consolidated Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations; provided, that such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvements and extensions, renewals, and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (immediately prior to giving effect to such extension, renewal or replacement) or shorten the maturity or the weighted average life thereof;

         (d) Indebtedness of any Consolidated Subsidiary owing to the Borrower or any other Consolidated Subsidiary;

         (e) Guarantees by any Consolidated Subsidiary of Indebtedness of the Borrower or any other Subsidiary; provided, that any Indebtedness of the
                                  --------
Borrower which is guaranteed by a Consolidated Subsidiary must otherwise be permitted under this Section 5.13;

         (f) Indebtedness in respect of obligations under Hedging Agreements permitted by Section 5.19;

         (g) Indebtedness of any Permitted Securitization Subsidiary (to the extent such Permitted Securitization Subsidiary constitutes a Consolidated Subsidiary) incurred in connection with any Permitted Securitization Transaction; and

         (h) other unsecured Indebtedness of Consolidated Subsidiaries in an aggregate principal amount not to exceed $50,000,000 at any time outstanding.

         SECTION 5.14 Negative Pledge. The Borrower shall not, and shall not
                      ---------------
permit any Consolidated Subsidiary to, create, assume or suffer to exist any Lien on the Payment Services

Account, the settlement receivables of Borrower or CCS, or the Borrower's rights in respect of the Intercompany Loans (or any agreement, document, instrument or note evidencing any of the foregoing) except:

         (a) any Lien against the Borrower or any Consolidated Subsidiary evidencing the transfer of any receivables and related property to any Permitted Securitization Subsidiary (to the extent such Permitted Securitization Subsidiary constitutes a Consolidated Subsidiary) pursuant to any Permitted Securitization Transaction; and

         (b) any Lien against a Permitted Securitization Subsidiary (to the extent such Permitted Securitization Subsidiary constitutes a Consolidated Subsidiary) pursuant to any Permitted Securitization Transaction.

         SECTION 5.15 Fundamental Changes.
                      -------------------

         (a) The Borrower will not, and will not permit any Consolidated Subsidiary to, merge into or consolidate into any other Person, or permit any other Person to merge into or consolidate with it, or sell, lease, transfer or otherwise dispose of (in a single transaction or a series of transactions) all or substantially all of its assets (in each case, whether now owned or hereafter acquired) or all or substantially all of the stock of any of its Consolidated Subsidiaries (in each case, whether now owned or hereafter acquired) or liquidate or dissolve; provided, that if at the time thereof and immediately
                       --------
after giving effect thereto, no Default or Event of Default shall have occurred and be continuing (i) the Borrower or any Consolidated Subsidiary may merge with a Person if the Borrower (or such Consolidated Subsidiary if the Borrower is not a party to such merger) is the surviving Person, (ii) any Consolidated Subsidiary may merge into another Consolidated Subsidiary; provided, that if any
                                                           --------
party to such merger is CCS, CCS shall be the surviving Person, (iii) any Consolidated Subsidiary may sell, transfer, lease or otherwise dispose of all or substantially all of its assets to the Borrower or to a Consolidated Subsidiary,
(iv) any Consolidated Subsidiary (other than CCS) may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lender and (v) any Consolidated Subsidiary (other than CCS) may be sold so long as such sale is permitted under Section 5.18; provided, that any such merger
                                              --------
involving a Person that is not a Wholly-Owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 5.16; provided, further, that at any time, (x) any one or more Permitted
-----------------
Securitization Subsidiaries may merge into or consolidate with any one or more Permitted Securitization Subsidiaries and (y) any Permitted Securitization Subsidiary may be liquidated or dissolved.

         (b) The Borrower will not, and will not permit any of its Consolidated Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Consolidated Subsidiaries on the Spin-off Closing Date and businesses reasonably related thereto and to consummate a Permitted Securitization Transaction.

         SECTION 5.16 Investments, Loan, Acquisitions, etc. The Borrower will
                      ------------------------------------
not, and will not permit any of its Consolidated Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly-Owned Subsidiary prior to such merger), any common stock, evidence of indebtedness or other securities (including any option, warrant, or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person (all of the foregoing being collectively called "Investments"), or consummate any Acquisitions or make any Restricted Investments, except:

         (a) Permitted Investments;

         (b) Guarantees constituting Indebtedness not prohibited by Section 5.13; provided, that the aggregate principal amount of Indebtedness of
      --------
Subsidiaries or any other entity that are not Subsidiary Loan Parties that is Guaranteed by any Loan Party shall be subject to the limitations set forth in clauses (c) and (d) hereof;

         (c) Investments made by the Borrower in or to any Subsidiary and by any Consolidated Subsidiary in or to the Borrower or in or to any Subsidiary; provided, that the aggregate amount of Investments (determined at book value) by
--------
the Borrower or any Consolidated Subsidiary in or to, and Guarantees by the Borrower or any Consolidated Subsidiary of Indebtedness of any Subsidiary that is not a Subsidiary Loan shall not exceed $368,900,000;

         (d) Restricted Investments so long as after giving effect to all Restricted Investments, the aggregate amount of all Restricted Investments (determined at book value) does not exceed 20% of Consolidated Total Assets;

         (e) loans or advances to employees, officers or directors of the Borrower or any Consolidated Subsidiary in the ordinary course of business for travel, relocation and other business related expenses;

         (f) Hedging Agreements permitted by Section 5.19;

         (g) Permitted Acquisitions; and

         (h) Permitted Securitization Subsidiaries.

         SECTION 5.17 Restricted Payments. The Borrower will not, and will not
                      -------------------
permit its Consolidated Subsidiaries to make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, retirement, defeasance or other acquisition of Indebtedness subordinated to the Obligations of the Borrower or any options, warrants, or other rights to purchase such Indebtedness, whether now or hereafter outstanding (each, a "Restricted Payment"), except for Restricted Payments made by any Consolidated Subsidiary to the Borrower or to another Consolidated Subsidiary.

         SECTION 5.18 Sale of Assets. The Borrower will not, and will not permit
                      --------------
any of its Consolidated Subsidiaries to, convey, sell, lease, assign, transfer or otherwise dispose of, any of its assets, business or property, whether now owned or hereafter acquired, or, in the case of any Consolidated Subsidiary, issue or sell any shares of such Consolidated Subsidiary's common stock to any Person other than the Borrower or any Wholly-Owned Subsidiary of the Borrower (or to qualify directors if required by applicable law), except:

         (a) the sale or other disposition for fair market value of obsolete or worn out property or other property not necessary for operations disposed of in the ordinary course of business;

         (b) the sale of inventory and Permitted Investments in the ordinary course of business;

         (c) the sale of any receivables and related property to one or more Permitted Securitization Subsidiaries so long as such sale is made to consummate a Permitted Securitization Transaction; and

         (d) the sale or other disposition of such assets (which may include the capital stock of any Subsidiary of the Borrower or all or substantially all of the assets of any Subsidiary of the Borrower) in an aggregate amount in any fiscal year of the Borrower not to exceed 10% of the Consolidated EBIT for the immediately preceding fiscal year.

         SECTION 5.19 Hedging Agreements. The Borrower will not, and will not
                      ------------------
permit any of the Consolidated Subsidiaries to, enter into any Hedging Agreement, other than non-speculative Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

         SECTION 5.20 Amendment to Material Documents. The Borrower will not,
                      -------------------------------
and will not permit any Consolidated Subsidiary to, amend, modify or waive any of its rights in a manner materially adverse to the Lenders under its certificate of incorporation, bylaws or other organizational documents.

         SECTION 5.21 Accounting Changes. The Borrower will not, and will not
                      ------------------
permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP.

         SECTION 5.22 Leverage Ratio. The Borrower will have, as of the end of
                      --------------
each Fiscal Quarter of the Borrower, commencing with the Fiscal Quarter ending June 30, 2001, a Leverage Ratio of not greater than 3.00 to 1.00.

         SECTION 5.23 Fixed Charge Coverage Ratio. The Borrower will have, as of
                      ---------------------------
the end of each Fiscal Quarter of the Borrower, commencing with the Fiscal Quarter ending June 30,

2001, a Fixed Charge Coverage Ratio of not less than 2.50 to 1.00.

         SECTION 5.24 Indebtedness During Transition Period. The Borrower will
                      -------------------------------------
not, and will not permit any Consolidated Subsidiary to, incur or suffer to exist any Indebtedness from the Funding Date through the Spin-off Date other than the Indebtedness set forth on Schedule 4.17.


                                  ARTICLE VI.

                                    DEFAULTS

         SECTION 6.1  Events of Default. If one or more of the following events
                      -----------------
("Events of Default") shall have occurred and be continuing:

         (a) the Borrower shall fail to pay (i) when due any principal of any Loan or (ii) any interest on any Loan within five (5) Business Days after such interest shall become due, or (iii) any fee or other amount payable hereunder within five (5) Business Days after such fee or other amount becomes due; or

         (b) the Borrower shall fail to observe or perform any covenant or agreement contained in Sections 5.3 (with respect to the Borrower's existence), 5.4, 5.5, 5.6, 5.10, or Sections 5.14 through 5.24, inclusive; or

         (c) the Borrower or CCS shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by paragraph
(a) or (b) above) or in any Loan Document and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Lender or (ii) any Authorized Officer of the Borrower or CCS otherwise becomes aware of any such failure; or

         (d) any representation, warranty, certification or statement made by the Borrower or CCS in Article IV of this Agreement or in any certificate, financial statement or other Loan Document shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

         (e) the Borrower or any Consolidated Subsidiary (whether as primary obligor or as guarantor or other surety) shall fail to pay any principal of or premium or interest on any Indebtedness which exceeds $7,500,000 individually or in the aggregate, when and as the same shall become due and payable (whether at scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument evidencing such Indebtedness; or any other event shall occur or condition shall exist under any agreement or instrument relating to such Indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable; or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or any offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case prior to the stated maturity thereof; or

         (f) the Borrower, CCS, any Subsidiary of the Borrower owning, directly or indirectly, any of the capital stock of CCS, or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

         (g) an involuntary case or other proceeding shall be commenced against the Borrower, CCS, any Subsidiary of the Borrower owning, directly or indirectly, any of the capital stock of CCS, or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Consolidated Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

         (h) an ERISA Event shall have occurred that, when taken together with other ERISA Events that have occurred, could reasonably be expected to result in liability to the Borrower or any Consolidated Subsidiary in an aggregate amount exceeding $5,000,000; or

         (i) one or more judgments or orders for the payment of money in an aggregate amount in excess of $7,500,000 (exclusive of the portion of the judgment amount fully covered by insurance where the insurer has admitted liability in respect of such judgment in writing) shall be rendered against the Borrower or any Consolidated Subsidiary and (i) such judgment or order shall not be discharged within or shall continue unsatisfied and unstayed for a period of 30 days after the entry thereof, or (ii) the Borrower or the applicable Consolidated Subsidiary shall not appeal such judgment within such 30 day period and the execution of such judgment shall not be stayed during such appeal; or

         (j) a Change in Control shall occur or exist; or

         (k) Breach of any covenant by the Borrower or any Consolidated Subsidiary (including any Permitted Securitization Subsidiary to the extent a Permitted Securitization Subsidiary is a Consolidated Subsidiary) contained in any agreement relating to a Permitted Securitization Transaction causing or permitting the acceleration of the obligations thereunder or requiring the prepayment of such obligations or termination of such securitization program prior to its stated maturity or term and the Borrower or any Consolidated Subsidiary (other than any Permitted Securitization Subsidiary to the extent such Subsidiary is a Consolidated Subsidiary) has liability in excess of $7,500,000 under such Permitted Securitization Transaction;

then, and in every such event, (i) the Lender may, by notice to the Borrower, terminate the Commitment and it shall thereupon terminate, and (ii) the Lender may, by notice to the Borrower, declare the principal of and interest on the Revolving Loans and the Note at the time outstanding, and all other amounts owed to First Union under this Agreement or any of the other Loan Documents and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, together with interest at the Default Rate accruing on the principal amount thereof from and after the date and during the continuation of such Event of Default; provided that if any Event of Default specified in paragraph (f) or (g) above
--------
occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Lender, the Commitment shall thereupon terminate and the principal amount of the Revolving Loans, the Note and all other amounts owed to First Union under this Agreement or any of the other Loan Documents and all other Obligations shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date and during the continuation of such Event of Default. Notwithstanding the foregoing, the Lender shall have available to it all other remedies at law or equity, and shall exercise any one or all of them in its sole discretion.


                                  ARTICLE VII.

                                  MISCELLANEOUS

         SECTION 7.1  Notices. Except as otherwise expressly provided in this
                      -------
Agreement, all notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the appropriate confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that
                                                                --------
notices to the Lender under Article II shall not be effective until received.

         SECTION 7.2  No Waivers. No failure or delay by the Lender in
                      ----------
exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 7.3  Expenses; Documentary Taxes. The Borrower shall pay (i)
                      ---------------------------
all reasonable actual out-of-pocket expenses of the Lender, including reasonable actual fees and disbursements of special counsel for the Lender, in connection with the preparation and negotiation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all reasonable actual out-of-pocket expenses incurred by the Lender, including reasonable actual fees and disbursements of outside counsel or the equivalent allocated costs of in-house counsel, in connection with such Default and collection and other enforcement proceedings resulting therefrom, including all reasonable actual out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrower shall indemnify the Lender against any Other Taxes made by any Governmental Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

         SECTION 7.4  Indemnification. The Borrower shall indemnify the Lender
                      ---------------
and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all actual losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by the Lender hereunder or breach by the Borrower of this Agreement or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by the Lender to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Lender and each Affiliate thereof and their respective directors, officers, employees and Lender, upon demand for any expenses (including, without limitation, actual and reasonable legal fees) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified; provided, however, that the Borrower shall not be liable under this
             -----------------
Section 7.4 in connection with any claim under any cause of action by or against any Person indemnified under this Section 7.4 with respect to which and to the extent to which the Borrower or an Affiliate of the Borrower is both (i) adverse to the Person being indemnified with respect to such claim under such cause of action, and (ii) the prevailing party with respect to such claim under such cause of action.

         SECTION 7.5  Amendments and Waivers. Any term, covenant, agreement or
                      ----------------------
condition
of this Agreement or any of the other Loan Documents may be amended or waived by First Union upon request of the Borrower, and any consent given by First Union in response to a request by the Borrower, if, but only if, such amendment, waiver or consent is in writing signed by the Borrower and First Union.

         SECTION 7.6  Successors and Assigns; Participants.
                      ------------------------------------

         (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

         (b) The Lender may at any time sell to one or more Persons (each a "Participant") participating interests in any Revolving Loan owing to the Lender, any Note held by the Lender, the Commitment hereunder or any other interest of the Lender hereunder. In the event of any such sale by the Lender of a participating interest to a Participant, the Lender's obligations under this Agreement shall remain unchanged, the Lender shall remain solely responsible for the performance thereof, the Lender shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and the Lender shall continue to deal solely and directly with the Lender in connection with the Lender's rights and obligations under this Agreement. In no event shall the Lender be obligated to the Participant to take or refrain from taking any action hereunder except that the Lender may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related Revolving Loan or Revolving Loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related Revolving Loan or Revolving Loans, (iii) the change of the principal of the related Revolving Loan or Revolving Loans, (iv) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or fee (as the case may be) in respect of such participation, (v) the release or substitution of all or any substantial part of the collateral (if any) held as security for the Revolving Loans, or (vi) the release of any Guarantee given to support payment of the Revolving Loans.

         (c) With the prior written consent of the Borrower (which consent shall not be unreasonably withheld), First Union may assign to any Person (each, an "Assignee") all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the outstanding Loans made by it and the Note held by it), provided, however that
                                                       -----------------
Borrower's consent shall not be required during any Event of Default.

         (d) Subject to the provisions of Section 7.7 (which shall be binding on each Transferee), the Borrower authorizes Lender to disclose to any potential and actual Participant or potential and actual Assignee (each a "Transferee") and any prospective Transferee any and all financial information in the Lender's possession concerning the Borrower or any Subsidiary of Borrower which has been delivered to the Lender by the Borrower pursuant to this Agreement or which has been delivered to the Lender by the Borrower in connection with the Lender's credit evaluation prior to entering into this Agreement.

         (e) Anything in this Section 7.6 to the contrary notwithstanding, the Lender may assign and pledge all or any portion of the Revolving Loans and/or obligations owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Revolving Loans and/or obligations made by the Borrower to the Lender in accordance with the terms of this Agreement shall satisfy the Borrower' obligations hereunder in respect of such assigned Revolving Loans and/or obligations to the extent of such payment. No such assignment shall release the Lender from its obligations hereunder.

         SECTION 7.7  Confidentiality. The Lender agrees to exercise
                      ---------------
commercially reasonable efforts to keep any information delivered or made available by the Borrower to it, confidential from anyone other than persons employed or retained by the Lender who are or are expected to become engaged in evaluating, approving, structuring or administering the Revolving Loans; provided, however that nothing herein shall prevent the Lender from disclosing
-----------------
such information (i) upon the order of any court or administrative agency, (ii) upon the request or demand of any regulatory agency or authority having jurisdiction over the Lender, (iii) which has been publicly disclosed, (iv) to the extent reasonably required in connection with any litigation to which the Lender or its respective Affiliates may be a party, (v) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vi) to the Lender's legal counsel and independent auditors and (vii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this
Section 7.7; provided that should disclosure of any such confidential
             --------
information be required by virtue of clause (i) of the immediately preceding sentence, the Lender shall promptly notify the Borrower of same (unless prohibited by such order in clause (i)) so as to allow the Borrower to seek a protective order or to take any other appropriate action; provided, further,
                                                          --------  -------
that, Lender shall not be required to delay compliance with any directive to
----
disclose any such information so as to allow the Borrower to effect any such action.

         SECTION 7.8  Representation by the Lender. The Lender hereby represents
                      ----------------------------
that it is a commercial lender or financial institution which makes Revolving Loans in the ordinary course of its business and that it will make its Revolving Loans hereunder for its own account in the ordinary course of such business; provided, however that, subject to Section 7.6, the disposition of the Note held
-----------------
by the Lender shall at all times be within its exclusive control.

         SECTION 7.9  Georgia Law. This Agreement and each Loan Document shall
                      -----------
be construed in accordance with and governed by the law of the State of Georgia.

         SECTION 7.10 Severability. In case any one or more of the provisions
                      ------------
contained in this Agreement, the Note or any other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

         SECTION 7.11 Interest. In no event shall the amount of interest, and
                      --------
all charges, amounts or fees contracted for, charged or collected pursuant to this Agreement, the Note or the other Loan Documents and deemed to be interest under applicable law (collectively, "Interest") exceed the highest rate of interest allowed by applicable law (the "Maximum Rate"), and in the event any such payment is inadvertently received by the Lender, then the excess sum (the "Excess") shall be credited as a payment of principal, unless the Borrower shall notify the Lender in writing that it elects to have the Excess returned forthwith. It is the express intent hereof that the Borrower not pay and the Lender not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law. The right to accelerate maturity of any of the Revolving Loans does not include the right to accelerate any interest that has not otherwise accrued on the date of such acceleration, and the Lender does not intend to collect any unearned interest in the event of any such acceleration. All monies paid to the Lender hereunder or under any of the Note or the other Loan Documents, whether at maturity or by prepayment, shall be subject to rebate of unearned interest as and to the extent required by Applicable Law. By the execution of this Agreement, the Borrower covenants that (i) the credit or return of any Excess shall constitute the acceptance by the Borrower of such Excess, and (ii) the Borrower shall not seek or pursue any other remedy, legal or equitable , against the Lender, based in whole or in part upon contracting for charging or receiving any Interest in excess of the Maximum Rate. For the purpose of determining whether or not any Excess has been contracted for, charged or received by the Lender, all Interest at any time contracted for, charged or received from the Borrower in connection with this Agreement, the Note or any of the other Loan Documents shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of the Commitment. The Borrower and the Lender shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as Interest and (ii) exclude voluntary prepayments and the effects thereof. The provisions of this Section shall be deemed to be incorporated into each Note and each of the other Loan Documents (whether or not any provision of this Section is referred to therein). All such Loan Documents and communications relating to any interest owed by the Borrower and all figures set forth therein shall, for the sole purpose of computing the extent of obligations hereunder and under the Note and the other Loan Documents be automatically recomputed by the Borrower, and by any court considering the same, to give effect to the adjustments or credits required by this Section.

         SECTION 7.12 Interpretation. No provision of this Agreement or any of
                      --------------
the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

         SECTION 7.13 Waiver of Jury Trial; Consent to Jurisdiction. The
                      ---------------------------------------------
Borrower (a) and the Lender each irrevocably waives, to the fullest extent permitted by law, any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submits to the nonexclusive personal jurisdiction in the State of Georgia, the courts thereof sitting in Fulton County, Georgia and the United States District Courts sitting in Fulton County, Georgia, for the enforcement of this Agreement, the Note and the other Revolving Loan Documents, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Note or the other Loan Documents, and (d) agrees that service of process may be made upon it in the manner prescribed in Section 7.1 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Lender from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.

         SECTION 7.14 Arbitration.
                      -----------

         (a) Binding Arbitration. Upon demand of any party, whether made before
             -------------------
or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to the Note or any other Loan Documents ("Disputes"), between or among parties to the Note or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and Title 9 of the U.S. Code. All arbitration hearings shall be conducted in Atlanta, Georgia. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be
                                 ------
applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. The arbitrators shall be appointed as provided in the Arbitration Rules.

         (b) Preservation of Certain Remedies. Notwithstanding the preceding
             --------------------------------
binding arbitration provisions, First Union preserves, without diminution, certain remedies that First Union may employ or exercise freely, either alone, in conjunction with or during a Dispute. First Union shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies if and to the extent applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, and peaceful possession of property, and (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

         SECTION 7.15 Counterparts. This Agreement may be signed in any number
                      ------------
of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         SECTION 7.16 Source of Funds -- ERISA. The Lender hereby represents to
                      ------------------------
the Borrower that no part of the funds to be used by the Lender to fund the Revolving Loans hereunder from time to time constitutes (i) assets allocated to any separate account maintained by the Lender in which any employee benefit plan (or its related trust) has any interest nor (ii) any other assets of any employee benefit plan. As used in this Section, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

         SECTION 7.17 CCS Agreements and Acknowledgements. On or prior to the
                      -----------------------------------
Funding Date, the Borrower shall cause CCS to execute a letter agreement in favor of the Lender (the "Side Letter"), pursuant to which CCS acknowledges and agrees to the terms hereof, and specifically agrees for the benefit of the Lender as follows:

         (a) that CCS acknowledges and agrees that, pursuant to Section 2.2, each Revolving Loan made by the Lender to the Borrower, when funded into the Payment Services Account, will be deemed automatically an Intercompany Loan from the Borrower to CCS, and that CCS hereby irrevocably requests that the Borrower (through the Lender) make each such Intercompany Loan;

         (b) that CCS acknowledges and agrees that, pursuant to Section 2.2, any excess collected balances in the Payment Services Account will be applied automatically to repay the Intercompany Loans, and the proceeds of such repayment will be applied automatically to repayment of any outstanding Revolving Loans made by the Lender to the Borrower, and that CCS hereby irrevocably instructs the Lender to so apply such excess collected balances;

         (c) that CCS acknowledges and agrees to each of the other terms of the Cash Management Arrangement, as set forth on Exhibit B and in Section 2.2; and
                                             ---------

         (d) that CCS acknowledges and agrees that the Lender has the right to set off against the Payment Services Account any balances collected therein for any Obligations not paid by the Borrower when owing under this Agreement.

     [Remainder of page intentionally blank; signatures appear on next page]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.

[CORPORATE SEAL]                       CERTEGY INC.



                                       By: /s/ Kent E. Mast
                                           -------------------------------------
                                       Name: Kent E. Mast
                                       Title: Vice President and Secretary

                                       Notice addresses:
                                       ----------------

                                       11720 Amberpark Drive, Suite 600
                                       Alpharetta, GA  30004
                                       Attention: Bruce S. Richards
                                       Corporate Vice President, General Counsel and Secretary
                                       Telecopy Number: (678) 867-8100

              With a copy to:          Certegy Inc.
                                       P.O. Box 349
                                       Alpharetta, Georgia 30009
                                       Attention: Mr. Michael T. Vollkommer
                                       Corporate Vice President and CFO
                                       Telecopy Number: (678) 867-8100


                                       FIRST UNION NATIONAL BANK, as Lender



                                       By: /s/ Dawn P. Weiss
                                           -------------------------------------
                                       Name: Dawn P. Weiss
                                       Title: Vice President

                                       Lending Office
                                       --------------

                                       301 S. College Street, DC-5
                                       Charlotte, North Carolina  28288-0760
                                       Attention: Dave Driggers
                                       Portfolio Management, Business and
                                       Consumer Services
                                       Telephone No.: (704) 715-8098
                                       Telecopy No.:  (704) 383-7611